Exhibit 3.1

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SPIRIT AEROSYSTEMS HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2005, AT 1:55 O’CLOCK P.M.
     RESTATED CERTIFICATE, FILED THE FIFTEENTH DAY OF JUNE, A.D. 2005, AT 11:39 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.” TO “SPIRIT AEROSYSTEMS HOLDINGS, INC.”, FILED THE NINETEENTH DAY OF JULY, A.D. 2005, AT 11:33 O’CLOCK P.M.
     RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF NOVEMBER, A.D. 2006, AT 2:12 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SPIRIT AEROSYSTEMS HOLDINGS, INC.”.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
3922535 8100H	AUTHENTICATION: 7081861

090037234	DATE: 01-14-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:00 PM 02/07/2005 FILED 01:55 PM 02/07/2005 SRV 050098064 — 3922535 FILE
CERTIFICATE OF INCORPORATION
OF
MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
          1. The name of the corporation is Mid-Western Aircraft Systems Holdings, Inc. (the “Corporation”).
          2. The address of the Corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. Corporation Service Company is the Corporation’s registered agent at that address.
          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
          4. The Corporation shall have authority to issue a total of 10,000 shares of common stock, par value of $0.01 per share.
          5. The name of the sole incorporator is Erica M. Brickner and her mailing address is c/o Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022.
          6. The Corporation’s Board of Directors shall have the power to make, alter or repeal the by-laws of file Corporation.
          7. The election of the Corporation’s Board of Directors need not be by written ballot.
          8. The Corporation shall indemnify to the fullest extent permitted by §145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director of the Corporation and the heirs, executors and administrators of such directors; and the Corporation may, in its sole discretion, indemnify such other persons that such Section grants the Corporation the power to indemnify.
          9. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under §174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.
          10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
          11. The Corporation elects not to be governed by §203 of the Delaware General Corporation Law.
Dated: February 7, 2005

/s/ Erica M. Brickner
Erica M. Brickner
Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 11:42 AM 06/15/2005 FILED 11:39 AM 06/15/2005 SRV 050498979 — 3922535 FILE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
          Mid-Western Aircraft Systems Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          1. The name of the Corporation is Mid-Western Aircraft Systems Holdings, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 2005 (the “Original Certificate of Incorporation”).
          2. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation amends and restates the Original Certificate of Incorporation in its entirety.
          3. Each previously outstanding share of capital stock of the Corporation will become one share of Class B Common Stock (as defined below) on the Effective Date (as defined in Article Twelfth hereof).
          4. The text of the Certificate of Incorporation of the Corporation as amended and restated by this Amended and Restated Certificate of Incorporation reads in its entirety as follows:
     ARTICLE FIRST: Name. The name of the Corporation is Mid-Western Aircraft Systems Holdings, Inc.
     ARTICLE SECOND: Registered Office. The location and address of the Corporation’s registered office in the State of Delaware is Corporation Services Company, 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808, Corporation Services Company is the Corporation’s registered agent at that address.
     ARTICLE THIRD: Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”).
     ARTICLE FOURTH: Duration. The term of the Corporation’s existence is perpetual.
     ARTICLE FIFTH: Authorized Stock.
          Part A: Authorized Number of Shares. The total number of shares of capital stock that the Corporation shall have the authority to issue is 110,000,000 shares, consisting of: (i) 50,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A

Common Stock”), (ii) 50,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and (iii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as “Common Stock” and no other class or series of capital stock of the Corporation shall be considered as “Common Stock” for purposes of the certificate of incorporation of the Corporation. No share of Class B Common Stock shall be issued by the Corporation at any time when there is not already outstanding a share of Class B Common Stock (except for the initial issuance of shares of Class B Common Stock on or about the Effective Date (as defined in Article Twelfth hereof)).
          Part B: Certain Definitions. As used in this Amended and Restated Certificate of Incorporation, the following capitalized terns have the following respective meanings:
               (1) “Affiliate” means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) “control” (including with correlative meanings, the terns “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex and Onex Partners shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.
               (2) “Business Day” shall mean any day other than a Saturday, a Sunday, or any day on which banking institutions in the State of Delaware are required or authorized to close by law or executive order.
               (3) “Initial Investor Group” means (i) all members of the Onex Group, (ii) all Management Investors and (iii) any other Person who obtains Class B Common Stock through a direct issuance by the Corporation, each of which shall be considered a member of the Initial Investor Group for purposes hereof.
               (4) “Management Investor” mean any individual employed by the Company or any subsidiary of the Company at the time he or she acquires Common Stock and any Affiliate of such individual employee to whom such individual employee transfers Common Stock.
               (5) “Minimum Condition” means, at any time, the state of affairs where the total number of outstanding shares of Class B Common Stock is at least 10% of the total number of share of Common Stock outstanding.

               (6) “Onex” means Onex Corporation, a corporation organized and existing on the Effective Date under the laws of the Province of Ontario, Canada, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex in the shares of capital stock of the Corporation.
               (7) “Onex Group” means Onex, Onex Partners and any Affiliate of Onex or Onex Partners, each of which shall be considered “a member of the Onex Group” for purposes hereof.
               (8) “Onex Partners” means Onex Partners LP, a limited partnership organized and existing on the Effective Date under the laws of the State of Delaware, and any successor to all or substantially all the assets and business thereof, including any interest owned by Qnex Partners in shares of capital stock of the Corporation.
               (9) “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.
               (10) ‘Transfer” with respect to shares of Common Stock means to sell, assign, donate, contribute, place in trust (including a voting trust), or otherwise voluntarily or involuntarily dispose of, directly or indirectly, such shares, but shall not include the creation of a security interest in or pledge of such shares.
          Part C: Powers, Privileges and Rights of the Common Stock. All shares of Common Stock (both shares of Class A Common Stock and shares of Class B Common Stock) will be identical in all respects and will entitle the holders thereof to the same powers, privileges and rights, except as otherwise provided by law or the following provisions of this article or any other provision of the Corporation’s certificate of incorporation from time to time in effect. Without limiting the foregoing provisions of this paragraph, whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of the Corporation or upon the reclassification of shares or a recapitalization of the Corporation) is made on the shares of Class A Common Stock, a like dividend or distribution shall be made on the shares of Class B Common Stock, and, whenever any dividend or distribution is made on the shares of Class B Common Stock, a like dividend or distribution shall be made on the shares of Class A Common Stock; provided, however, that at any time when shares of Class B Common Stock are outstanding no dividend or other distribution shall be payable in shares of Class A Common Stock or Class B Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class A Common Stock or Class B Common Stock (including a distribution pursuant to a stock split or a division of such class of stock or a recapitalization of the Corporation), unless only shares of Class A Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class A Common Stock shall be distributed with respect to any outstanding shares of Class A Common Stock and simultaneously only a like number per share of shares of Class B Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class B Common Stock and otherwise in all material respects having the same powers, privileges and rights as the securities distributed with respect to the shares of Class A Common Stock shall be distributed with respect to any outstanding shares of Class B Common Stock. The Corporation shall not subdivide or combine (by stock split, reverse stock split, recapitalization, merger, consolidation or other transaction) its shares of Class A Common Stock or Class B Common Stock, as the case may be, without in the same manner subdividing or combining its shares of Class B Common Stock or Class A Common Stock, respectively.
          Section 1. Mandatory Conversion and Optional Conversion of Shares of Class B Common Stock.
          (a) Upon the Transfer of a share of Class B Common Stock to any Person other than a member of the Initial Investor Group, such share of Class B Common Stock so Transferred shall automatically, and without any notice to or action by the Corporation, the holder thereof or any other Person (other than the effectuation of the Transfer), convert into one share of Class A Common Stock. The Corporation shall not register or otherwise give effect to a Transfer of shares of Class B Common Stock referred to in the foregoing sentence without reflecting the conversion of such shares into shares of Class A Common Stock and, as soon as practicable after the Corporation has knowledge of any Transfer of shares of Class B Common Stock as to which conversion of such shares into shares of Class A Common Stock is required, shall effectuate the conversion of such shares. For the purpose of effectuating the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the provisions of this paragraph, the provisions of paragraph (e) of this section shall apply. The Corporation may require a legend on any certificate representing shares of Class B Common Stock indicating that the Transfer thereof may require conversion of such shares into shares of Class A Common Stock as provided by this paragraph.
          (b) Each holder of Class B Common Stock shall be entitled to convert at any time, in the manner provided by paragraph (d) of this section, all or any portion of such holder’s Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted.
          (c) The holders of a majority of the voting power of all the outstanding shares of Class B Common Stock shall be entitled to convert at any time in the manner provided by paragraph (d) of this section, all, but not less than all, of the outstanding shares of Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted. In the event of any such conversion, each share of Class B Common Stock which remains outstanding shall automatically, and without any notice to or action by the Corporation, the holder or any other Person, convert into one share of Class A Common Stock. For the purpose of effectuating the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the immediately preceding sentence, the provisions of paragraph (e) of this section shall apply.

          (d) The right to convert shares of Class B Common Stock into shares of Class A Common Stock as provided by paragraph (b) of this section and the first sentence of paragraph (c) of this section shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into shares of Class A Common Stock, as shall be stated in such notice, and, if certificates representing any of the shares to be issued upon such conversion are to be issued in a name other than that of the holder of the share or shares converted, accompanied by an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and the holder shall at such time also make payment or provision for payment of any taxes applicable to such Transfer if required by the following provisions of this subsection. As promptly as practicable following the surrender for conversion of a certificate representing shares to be converted with the notice and in the manner provided in this paragraph, and, in the event the conversion is effected in connection with a Transfer, the payment of any amount required by the provisions of this section to be paid by the holder in connection with such Transfer, the Corporation shall deliver or cause to be delivered at the office of the Transfer Agent a certificate or certificates representing the number of whole shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may have directed. The issuance of certificates for shares upon such a conversion shall be made without charge to the holders of the shares to be converted for any stamp or other similar stock transfer or documentary tax assessed in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares to be converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares to be converted accompanied by the required notice and payment, if any. Upon the date any such conversion is deemed effected, all rights of the holder of the converted shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares to be issued upon conversion of the shares surrendered for conversion shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares are to be so issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.
          (e) In the event of any conversion effected automatically without notice pursuant to paragraph (a) of this section and the last two sentences of paragraph (c) of this section, until the certificates representing shares which have been converted shall have been surrendered to the Corporation, such certificates shall represent the appropriate number of shares of Class B

Common Stock or Class A Common Stock, as the case may be, into which the shares represented by such certificates shall have been converted. Upon surrender by any holder of certificates representing shares which have been automatically converted pursuant to paragraph (a) of this section and the last two sentences of paragraph (c) of this section, the Corporation shall issue to such holder a new certificate or certificates representing the number of shares of Class B Common Stock or Class A Common Stock, as the case may be, into which the shares represented by the surrendered certificates shall have been converted, without charge to the holder, provided that, in the event conversion is effected in connection with a Transfer, all required stamp and transfer taxes required to be paid in connection with such Transfer shall have been paid. Upon conversion of such shares, all rights of the holder of the converted shares as such holder shall cease, and the holder of such converted shares and/or such holder’s transferee(s) shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the Corporation shall be closed, such automatic conversion shall be considered to have been effected immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.
          (e) No adjustments in respect of dividends declared and payable on Common Stock (of any class), or any other security into which shares of Class B Common Stock or Class A Common Stock shall be convertible, shall be made upon the conversion of shares of Class B Common Stock or Class A Common Stock as provided in this section; provided, however, that, if a share of Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on the shares or other security into which such share is convertible but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or any default in payment of the dividend or distribution due before the conversion.
          (f) In the event of a reclassification of the Class A Common Stock or the Class B Common Stock, or a recapitalization of the Corporation or similar transaction, as a result of which the shares of Class A Common Stock or Class B Common Stock are converted into or exchanged for another security, then a holder of Class B Common Stock or Class A Common Stock, as the case may be, shall be entitled to receive upon conversion of such holder’s shares where permitted in accordance with the foregoing provisions of this section the amount per share of such other security that such holder would have received if such holder had converted any or all of such holder’s shares of Class B Common Stock into Class A Common Stock, or all of such holder’s shares of Class A Common Stock into Class B Common Stock, as the case may be, immediately prior to the record date of such reclassification, recapitalization or similar transaction.
          (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock (or any other security of the Corporation into which the Class B Common Stock becomes convertible), solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock (or any other security of the Corporation into which the Class B Common Stock becomes convertible) that shall be issuable upon the conversion of all outstanding shares of Class B Common Stock.
          (h) Shares of Class B Common Stock that are converted into shares of Class A Common Stock (or another security) as provided herein shall continue as authorized but unissued shares of Class B Common Stock and shall be available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be re-issued at any time when no shares of Class B Common Stock are outstanding. Shares of Class A Common Stock that are converted into shares of Class B Common Stock as provided herein shall continue as authorized but unissued shares of Class A Common Stock and shall be available for reissue by the Corporation.
          Section 2. Voting Powers. Except as otherwise provided by law, by the following provisions of this section or by Part D of this article or by any other provision of the Corporation’s certificate of incorporation from time to time in effect, the holders of shares of Common Stock shall have the sole power to vote on all matters on which stockholders of the Corporation may vote (or to consent in lieu of a vote at a meeting) and on all matters on which the holders of Common Stock shall be entitled to vote (or consent in lieu of a vote at a meeting) the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as though holders of a single class of capital stock (or, if any holders of any other class or series of capital stock of the Corporation are entitled to vote together with the holders of Common Stock of any class, as though a single class with the holders of such other class or series as well as the holders of Common Stock) and shall have on each such matter the voting powers provided by the following provisions of this section.
          (a) Holders of Class A Common Stock shall have one vote per share on all matters on which holders of Common Stock are entitled to vote.
          (b) Holders of Class B Common Stock shall have ten votes per share on all matter; on which holders of Common Stock are entitled to vote at all time until the Minimum Condition is not satisfied; thereafter such holders shall have one vote per share.
          (c) In addition to any other voting right or power to which the holders of Class B Common Stock shall be entitled by law or other provisions of the certificate of incorporation of the Corporation from time to time in effect, holders of Class B Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on approval of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of Class B Common Stock, and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, shares of Class B Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Class A Common Stock as a result of such merger or consolidation, other than a difference limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock. In respect of any matter as to which the holders of the Class B Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote per share and the affirmative vote of the holders of a majority of the shares of Class B Common Stock shall be required for approval.
          (d) In addition to any other voting right or power to which the holders of Class A Common Stock shall be entitled by law or other provisions of the certificate of incorporation of the Corporation from time to time in effect, holders of Class A Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on approval of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of Class A Common Stock, and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, shares of Class B Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Class A Common Stock as a result of such merger or consolidation, other than a difference limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock. In respect of any matter as to which the holders of the Class A Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote per share and the affirmative vote of the holders of a majority of the shares of Class A Common Stock shall be required for approval.
          Part D: Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each such series having such powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby granted to the Board of Directors of the Corporation to issue from time to time shares of the Preferred Stock in one or more series, each such series to include such number of shares and to have such powers, preferences and rights as are stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and filed as required by the DGCL before such issuance and determining and fixing such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof (including, without limitation, dividend rights, special voting rights or powers, conversion rights, redemption privileges and liquidation preferences), as shall in the discretion of the Board of Directors of the Corporation be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Any shares of Preferred Stock which may be redeemed, repurchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.
          Part E: Uncertificated Shares. Any or all classes and series of stock of the Corporation, or any part thereof, may be represented by uncertificated stock to the extent permitted by the DGCL. The rights and obligations of the holders of stock represented by certificates and the rights and obligations of the holders of uncertificated stock of the same class and series shall be identical.

     ARTICLE SIXTH: By-Laws. The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation.
     ARTICLE SEVENTH: Election of Directors. The election of the Board of Directors need not be by written ballot.
     ARTICLE EIGHTH: Indemnification. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the DGCL, each person who is or was a director of the Corporation and the heirs, executors and administrators of such directors; and the Corporation may, in its sole discretion, indemnify such other persons that such Section grants the Corporation the power to indemnify.
     ARTICLE NINTH: Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he or she may be liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
     ARTICLE TENTH: Certain Business Transactions. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     ARTICLE ELEVENTH: DGCL Section 203. The Corporation elects not to be governed by Section 203 of the DGCL.
     ARTICLE TWELFTH: Effective Date. This Amended and Restated Certificate of Incorporation shall become effective, in accordance with the DGCL, upon filing with the office of the Secretary of State of the State of Delaware (the date of such effectiveness, the “Effective Date”).

*****

          IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has duly executed this Amended and Restated Certificate of Incorporation on this 15th day of June, 2005.

By:	/s/ Nigel Wright
	Name:	Nigel Wright
	Title:	Vice President

State of Delaware Secretary of State Division of Corporations Delivered 11:36 PM 07/19/2005 FILED 11:33 PM 07/19/2005 SRV 050597259 — 3922535 FILE
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
     The undersigned, an officer of Mid-Western Aircraft Systems Holdings, Inc. (the “Corporation”), in order to amend the Amended and Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:

FIRST:	The name of the Corporation is Mid-Western Aircraft Systems Holdings, Inc.

SECOND:	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 2005, and was there after amended and restated in its entirety by the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on June 15, 2005 (the “Amended and Restated Certificate of Incorporation”).

THIRD:	The Amended and Restated Certificate of Incorporation is hereby amended by striking out the first sentence of the first paragraph thereof and by substituting in lieu of said sentence the following new first sentence:

“1. The name of the corporation is Spirit AeroSystems Holdings, Inc. (the “Corporation”).”

FOURTH:	The Amended and Restated Certificate of Incorporation is hereby further amended by striking out the first sub-paragraph of the fourth paragraph thereof and by substituting in lieu of said sub-paragraph the following new first sub-paragraph:

“ARTICLE FIRST: Name. The name of the corporation is Spirit AeroSystems Holdings, Inc.”

FIFTH:	The amendment of the Amended and Restated Certificate of Incorporation set forth herein has been duly adopted by the Board of Directors pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and written consent of the stockholders has been given in accordance with the provisions of Sections 228 and 242 of the DGCL.

Dated: July 19, 2005

/s/ Nigel Wright
Name:	Nigel Wright
Title:	Vice President

2

State of Delaware Secretary of State Division of Corporations Delivered 02:16 PM 11/16/2006 FILED 02:12 PM 11/16/2006 SRV 061052123 — 3922535 FILE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SPIRIT AEROSYSTEMS HOLDINGS, INC.
          Spirit AeroSystems Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          1. The name under which the corporation was originally incorporated was Mid-Western Aircraft Systems Holdings, Inc. (the “Corporation”) and the date of filing with the Secretary of State of the State of Delaware of the original Certificate of Incorporation was February 7, 2005, as amended by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 15, 2005, as amended by a Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 19, 2005.
          2. This Second Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and written consent of the stockholders has been given in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.
          3. The text of the Certificate of Incorporation of the Corporation as amended and restated by this Second Amended and Restated Certificate of Incorporation reads in its entirety as follows:
     ARTICLE FIRST: Name. The name of the Corporation is Spirit AeroSystems Holdings, Inc.
     ARTICLE SECOND: Registered Office. The location and address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. Corporation Service Company is the Corporation’s registered agent at that address.
     ARTICLE THIRD: Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”).
     ARTICLE FOURTH: Duration. The term of the Corporation’s existence is perpetual.
     ARTICLE FIFTH: Authorized Stock; Split.
          Part A: Authorized Number of Shares. The total number of shares of capital stock that the Corporation shall have the authority to issue is 360,000,000 shares, consisting of:

(i) 200,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (ii) 150,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stocks”) and (iii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as “Common Stock” and no other class or series of capital stock of the Corporation shall be considered as “Common Stock” for purposes of the certificate of incorporation of the Corporation. No share of Class B Common Stock shall be issued by the Corporation at any time when there is not already outstanding a share of Class B Common Stock.
          Part B: Stock Split. Effective upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a 3-for-1 stock split as approved by the Board of Directors of the Corporation shall become effective, pursuant to which each share of any class or series of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be reclassified and split into and thereafter represent three shares of such class or series of Common Stock (the “Stock Split”). All certificates representing shares of any class or series of Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation shall immediately after the filing of this Second Amended and Restated Certificate of Incorporation represent instead the number of shares of Common Stock of the same class or series as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to this corporation, and upon such surrender this corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Second Amended and Restated Certificate of Incorporation.
          Part C: Certain Definitions. As used in this Second Amended and Restated Certificate of Incorporation, the following capitalized terms have the following respective meanings:
               (1) “Affiliate” means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex and Onex Partners shall be deemed to control any Person (A) controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex or (B) if Onex has sole or shared “voting power” or “investment power,” as those terms are defined in the rules of the Securities and Exchange Commission, over the Class B Common Stock held by such Person.

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               (2) “Business Day” shall mean any day other than a Saturday, a Sunday, or any day on which banking institutions in the State of Delaware are required or authorized to close by law or executive order.
               (3) “Initial Investor Group” means (i) all members of the Onex Group, (ii) all Management Investors and (iii) any other Person who obtains Class B Common Stock through a direct issuance by the Corporation, each of which shall be considered a member of the Initial Investor Group for purposes hereof.
               (4) “Management Investor” mean any individual employed by the Company or any subsidiary of the Company at the time he or she acquires Common Stock and any Affiliate of such individual employee to whom such individual employee transfers Common Stock.
               (5) “Minimum Condition” means, at any time, the state of affairs where the total number of outstanding shares of Class B Common Stock is at least 10% of the total number of shares of Common Stock outstanding.
               (6) “Onex” means Onex Corporation, a corporation organized and existing on the Effective Date under the laws of the Province of Ontario, Canada, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex in the shares of capital stock of the Corporation.
               (7) “Onex Group” means Onex, Onex Partners and any Affiliate of Onex or Onex Partners, each of which shall be considered “a member of the Onex Group” for purposes hereof.
               (8) “Onex Partners” means Onex Partners LP, a limited partnership organized and existing on the Effective Date under the laws of the State of Delaware, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex Partners in shares of capital stock of the Corporation.
               (9) “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.
               (10) “Transfer” with respect to shares of Common Stock means to sell, assign, donate, contribute, place in trust (including a voting trust), or otherwise voluntarily or involuntarily dispose of, directly or indirectly, such shares, but shall not include the creation of a security interest in or pledge of such shares.
          Part D: Powers, Privileges and Rights of the Common Stock. All shares of Common Stock (both shares of Class A Common Stock and shares of Class B Common Stock) will be identical in all respects and will entitle the holders thereof to the same powers, privileges and rights, except as otherwise provided by law or the following provisions of this article or any

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other provision of the Corporation’s certificate of incorporation from time to time in effect. Without limiting the foregoing provisions of this paragraph, whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of the Corporation or upon the reclassification of shares or a recapitalization of the Corporation) is made on the shares of Class A Common Stock, a like dividend or distribution shall be made on the shares of Class B Common Stock, and, whenever any dividend or distribution is made on the shares of Class B Common Stock, a like dividend or distribution shall be made on the shares of Class A Common Stock; provided, however, that at any time when shares of Class B Common Stock are outstanding no dividend or other distribution shall be payable in shares of Class A Common Stock or Class B Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class A Common Stock or Class B Common Stock (including a distribution pursuant to a stock split or a division of such class of stock or a recapitalization of the Corporation), unless only shares of Class A Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class A Common Stock shall be distributed with respect to any outstanding shares of Class A Common Stock and simultaneously only a like number per share of shares of Class B Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class B Common Stock and otherwise in all material respects having the same powers, privileges and rights as the securities distributed with respect to the shares of Class A Common Stock shall be distributed with respect to any outstanding shares of Class B Common Stock. The Corporation shall not subdivide or combine (by stock split, reverse stock split, recapitalization, merger, consolidation or other transaction) its shares of Class A Common Stock or Class B Common Stock, as the case may be, without in the same manner subdividing or combining its shares of Class B Common Stock or Class A Common Stock, respectively.
          Section 1. Mandatory Conversion and Optional Conversion of Shares of Class B Common Stock.
          (a) Upon the Transfer of a share of Class B Common Stock to any Person other than a member of the Initial Investor Group, such share of Class B Common Stock so Transferred shall automatically, and without any notice to or action by the Corporation, the holder thereof or any other Person (other than the effectuation of the Transfer), convert into one share of Class A Common Stock. The Corporation shall not register or otherwise give effect to a Transfer of shares of Class B Common Stock referred to in the foregoing sentence without reflecting the conversion of such shares into shares of Class A Common Stock and, as soon as practicable after the Corporation has knowledge of any Transfer of shares of Class B Common Stock as to which conversion of such shares into shares of Class A Common Stock is required, shall effectuate the conversion of such shares. For the purpose of effectuating the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the provisions of this paragraph, the provisions of paragraph (e) of this section shall apply. The Corporation may require a legend on any certificate representing shares of Class B Common Stock indicating that the Transfer thereof may require conversion of such shares into shares of Class A Common Stock as provided by this paragraph.

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          (b) Each holder of Class B Common Stock shall be entitled to convert at any time, in the manner provided by paragraph (d) of this section, all or any portion of such holder’s Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted.
          (c) The holders of a majority of the voting power of all the outstanding shares of Class B Common Stock shall be entitled to convert at any time in the manner provided by paragraph (d) of this section, all, but not less than all, of the outstanding shares of Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted. In the event of any such conversion, each share of Class B Common Stock which remains outstanding shall automatically, and without any notice to or action by the Corporation, the holder or any other Person, convert into one share of Class A Common Stock. For the purpose of effectuating the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the immediately preceding sentence, the provisions of paragraph (e) of this section shall apply.
          (d) The right to convert shares of Class B Common Stock into shares of Class A Common Stock as provided by paragraph (b) of this section and the first sentence of paragraph (c) of this section shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into shares of Class A Common Stock, as shall be stated in such notice, and, if certificates representing any of the shares to be issued upon such conversion are to be issued in a name other than that of the holder of the share or shares converted, accompanied by an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and the holder shall at such time also make payment or provision for payment of any taxes applicable to such Transfer if required by the following provisions of this subsection. As promptly as practicable following the surrender for conversion of a certificate representing shares to be converted with the notice and in the manner provided in this paragraph, and, in the event the conversion is effected in connection with a Transfer, the payment of any amount required by the provisions of this section to be paid by the holder in connection with such Transfer, the Corporation shall deliver or cause to be delivered at the office of the Transfer Agent a certificate or certificates representing the number of whole shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may have directed. The issuance of certificates for shares upon such a conversion shall be made without charge to the holders of the shares to be converted for any stamp or other similar stock transfer or documentary tax assessed in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares to be converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of

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the Corporation that such tax has been paid or is not payable. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares to be converted accompanied by the required notice and payment, if any. Upon the date any such conversion is deemed effected, all rights of the holder of the converted shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares to be issued upon conversion of the shares surrendered for conversion shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares are to be so issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.
          (e) In the event of any conversion effected automatically without notice pursuant to paragraph (a) of this section and the last two sentences of paragraph (c) of this section, until the certificates representing shares which have been converted shall have been surrendered to the Corporation, such certificates shall represent the appropriate number of shares of Class B Common Stock or Class A Common Stock, as the case may be, into which the shares represented by such certificates shall have been converted. Upon surrender by any holder of certificates representing shares which have been automatically converted pursuant to paragraph (a) of this section and the last two sentences of paragraph (c) of this section, the Corporation shall issue to such holder a new certificate or certificates representing the number of shares of Class B Common Stock or Class A Common Stock, as the case may be, into which the shares represented by the surrendered certificates shall have been converted, without charge to the holder, provided that, in the event conversion is effected in connection with a Transfer, all required stamp and transfer taxes required to be paid in connection with such Transfer shall have been paid. Upon conversion of such shares, all rights of the holder of the converted shares as such holder shall cease, and the holder of such converted shares and/or such holder’s transferee(s) shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the Corporation shall be closed, such automatic conversion shall be considered to have been effected immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.
          (f) No adjustments in respect of dividends declared and payable on Common Stock (of any class), or any other security into which shares of Class B Common Stock or Class A Common Stock shall be convertible, shall be made upon the conversion of shares of Class B Common Stock or Class A Common Stock as provided in this section; provided, however, that, if a share of Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on the shares or other security into which such share is convertible but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on

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such date notwithstanding the conversion thereof or any default in payment of the dividend or distribution due before the conversion.
          (g) In the event of a reclassification of the Class A Common Stock or the Class B Common Stock, or a recapitalization of the Corporation or similar transaction, as a result of which the shares of Class A Common Stock or Class B Common Stock are converted into or exchanged for another security, then a holder of Class B Common Stock or Class A Common Stock, as the case may be, shall be entitled to receive upon conversion of such holder’s shares where permitted in accordance with the foregoing provisions of this section the amount per share of such other security that such holder would have received if such holder had converted any or all of such holder’s shares of Class B Common Stock into Class A Common Stock, or all of such holder’s shares of Class A Common Stock into Class B Common Stock, as the case may be, immediately prior to the record date of such reclassification, recapitalization or similar transaction.
          (h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock (or any other security of the Corporation into which the Class B Common Stock becomes convertible), solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock (or any other security of the Corporation into which the Class B Common Stock becomes convertible) that shall be issuable upon the conversion of all outstanding shares of Class B Common Stock.
          (i) Shares of Class B Common Stock that are converted into shares of Class A Common Stock (or another security) as provided herein shall continue as authorized but unissued shares of Class B Common Stock and shall be available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be re-issued at any time when no shares of Class B Common Stock are outstanding. Shares of Class A Common Stock that are converted into shares of Class B Common Stock as provided herein shall continue as authorized but unissued shares of Class A Common Stock and shall be available for reissue by the Corporation.
          Section 2. Voting Powers. Except as otherwise provided by law, by the following provisions of this section or by Part D of this article or by any other provision of the Corporation’s certificate of incorporation from time to time in effect, the holders of shares of Common Stock shall have the sole power to vote on all matters on which stockholders of the Corporation may vote (or to consent in lieu of a vote at a meeting) and on all matters on which the holders of Common Stock shall be entitled to vote (or consent in lieu of a vote at a meeting) the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as though holders of a single class of capital stock (or, if any holders of any other class or series of capital stock of the Corporation are entitled to vote together with the holders of Common Stock of any class, as though a single class with the holders of such other class or series as well as the holders of Common Stock) and shall have on each such matter the voting powers provided by the following provisions of this section.

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          (a) Holders of Class A Common Stock shall have one vote per share on all matters on which holders of Common Stock are entitled to vote.
          (b) Holders of Class B Common Stock shall have ten votes per share on all matters on which holders of Common Stock are entitled to vote at all time until the Minimum Condition is not satisfied; thereafter such holders shall have one vote per share.
          (c) In addition to any other voting right or power to which the holders of Class B Common Stock shall be entitled by law or other provisions of the certificate of incorporation of the Corporation from time to time in effect, holders of Class B Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on approval of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of Class B Common Stock, and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, shares of Class B Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Class A Common Stock as a result of such merger or consolidation, other than a difference limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock. In respect of any matter as to which the holders of the Class B Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote per share and the affirmative vote of the holders of a majority of the shares of Class B Common Stock shall be required for approval.
          (d) In addition to any other voting right or power to which the holders of Class A Common Stock shall be entitled by law or other provisions of the certificate of incorporation of the Corporation from time to time in effect, holders of Class A Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on approval of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of Class A Common Stock, and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, shares of Class B Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to the shares of Class A Common Stock as a result of such merger or consolidation, other than a difference limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock. In respect of any matter as to which the holders of the Class A Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote per share and the affirmative vote of the holders of a majority of the shares of Class A Common Stock shall be required for approval.
          Part E: Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each such series having such powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby granted to the Board of Directors of the Corporation to issue from time to time shares of the Preferred Stock in one or more series, each

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such series to include such number of shares and to have such powers, preferences and rights as are stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and filed as required by the DGCL before such issuance and determining and fixing such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof (including, without limitation, dividend rights, special voting rights or powers, conversion rights, redemption privileges and liquidation preferences), as shall in the discretion of the Board of Directors of the Corporation be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Any shares of Preferred Stock which may be redeemed, repurchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.
          Part F: Uncertificated Shares. Any or all classes and series of stock of the Corporation, or any part thereof, may be represented by uncertificated stock to the extent permitted by the DGCL. The rights and obligations of the holders of stock represented by certificates and the rights and obligations of the holders of uncertificated stock of the same class and series shall be identical.
     ARTICLE SIXTH: By-Laws. The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation.
     ARTICLE SEVENTH: Election of Directors. The election of the Board of Directors need not be by written ballot.
     ARTICLE EIGHTH: Indemnification. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the DGCL, each person who is or was a director of the Corporation and the heirs, executors and administrators of such directors; and the Corporation may, in its sole discretion, indemnify such other persons that such Section grants the Corporation the power to indemnify.
     ARTICLE NINTH: Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he or she may be liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
     ARTICLE TENTH: Certain Business Transactions. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the

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Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     ARTICLE ELEVENTH: DGCL Section 203. The Corporation elects not to be governed by Section 203 of the DGCL.
     ARTICLE TWELFTH: Effective Date. This Second Amended and Restated Certificate of Incorporation shall become effective, in accordance with the DGCL, upon filing with the office of the Secretary of State of the State of Delaware (the date of such effectiveness, the “Effective Date”).
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